Exhibit 99.1

CTG Completes Acquisition of Tech-IT

BUFFALO, N.Y. – February 6, 2019 – CTG, Inc. (NASDAQ: CTG) hereby referred to as “CTG” or the “Company”, a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced the successful completion of CTG’s previously announced transaction to acquire Luxembourg-based Tech-IT PSF S.A. (“Tech-IT”), a leading consulting and IT solutions company.

Initially announced on January 3, 2019, the acquisition closed and became effective today, with the Tech-IT business now operating as a wholly-owned subsidiary of CTG Luxembourg PSF S.A. (“CTG Luxembourg”). As previously indicated, CTG anticipates the acquired business to be immediately accretive to its operating results, excluding customary acquisition-related expenses.

Additional details on the transaction can be found in CTG’s current report on Form 8-K, to be filed by the Company today, February 6, 2019, with the U.S. Securities and Exchange Commission at www.sec.gov.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

About Tech-IT

Founded in 2007, Tech-IT employs approximately 50 people in Luxembourg, including 40 consultants. It provides software and hardware, integration services, consulting software conception and development, project management, training and infrastructure integration. Tech-IT is PSF certified and regulated by the Commission de Surveillance du Secteur Financier.

Safe Harbor Statement for CTG:

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2018 and three-year performance targets, a share repurchase program, and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the ability to integrate the Tech-IT and Soft Company businesses and retain their clients, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2017 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

Media:

Amanda C. LeBlanc, CMO and Vice President, Marketing

(225) 772-8865